       As filed with the Securities and Exchange Commission on February 15, 1995
                                                            Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BANK OF BOSTON CORPORATION
             (Exact name of registrant as specified in its charter)
                    -------------------------------------------

                    MASSACHUSETTS                       04-2471221
          (State or other jurisdiction of            (I.R.S. Employer
           incorporation or organization)           Identification No.)

                    -------------------------------------------

        100 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110 (617) 434-2200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    -------------------------------------------


     GARY A. SPIESS, ESQ.                      JANICE B. LIVA, ESQ.
 General Counsel and Clerk         Assistant General Counsel and Assistant Clerk
 BANK OF BOSTON CORPORATION                 BANK OF BOSTON CORPORATION
      100 Federal Street                        100 Federal Street
Boston, Massachusetts 02110               Boston, Massachusetts 02110
         617-434-2870                              617-434-8630

        (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                    -------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                    -------------------------------------------


                       CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                      Amount              Proposed Maximum      Proposed Maximum         Amount of
   Title of Each Class                to be                Offering Price      Aggregate Offering     Registration Fee
of Securities to be Registered     Registered (1) (2)       Per Unit (2)           Price (2)
- ----------------------------------------------------------------------------------------------------------------------
Common Stock par value $2.25 per     126,271                   $29.75            $3,756,562.25              $1,296
share (3)
======================================================================================================================

(1)  All of the shares of Common Stock offered hereby are being sold for the account of a Selling Stockholder of the registrant.
     (See "Selling Stockholder" herein.)
(2)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock on February 10, 1995, as reported on the consolidated reporting system.
(3)  Includes Preferred Stock Purchase Rights.  Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED FEBRUARY 15, 1995


PROSPECTUS
- ----------


                           BANK OF BOSTON CORPORATION
                         126,271 SHARES OF COMMON STOCK
                           PAR VALUE $2.25 PER SHARE


        This Prospectus relates to 126,271 shares (the "Shares") of common stock, $2.25 par value per share, ("Common Stock"), of Bank of Boston Corporation (the "Company"). The Shares offered hereby are being sold for the account of a Selling Stockholder of the Company. See "SELLING STOCKHOLDER." The Shares may be offered from time to time by the Selling Stockholder.

        The Selling Stockholder may offer the Shares for sale at the prices prevailing on the principal markets on which the Shares are traded on the date of sale. The Selling Stockholder also may sell the Shares privately, either directly to the purchaser or through a broker or brokers. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. The Company will not receive any of the proceeds from the offering.

        The Selling Stockholder, and any brokers through whom sales of the Shares are made, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Stockholder or brokers on the sale of the Shares may be deemed to be underwriting commissions.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


        The Common Stock of the Company is listed on the New York and Boston Stock Exchanges.

        NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR THE UNDERWRITERS, IF ANY. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES, OR AN OFFER IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.



               The date of this Prospectus is February ___, 1995.

                            AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Certain securities of the Company are listed on the New York Stock Exchange ("NYSE") and the Boston Stock Exchange ("BSE"), and such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Boston Stock Exchange Incorporated, One Boston Place, Boston, Massachusetts 02108.

        This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 (and exhibits thereto, as amended) which the Company has filed with the Commission under the Securities Act and to which reference is hereby made. The Registration Statement (and exhibits thereto) may be inspected at the Public Reference Section of the Commission, at the address noted above, and copies thereof may be obtained from the Commission at prescribed rates.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission pursuant to Sections 12 or 13 of the Exchange Act:

          1. The Company's Annual Report on Form 10-K filed for its most recent fiscal year.

          2. The Company's Quarterly Reports on Form 10-Q filed since its most recent Annual Report on Form 10-K.

          3. The Company's Current Reports on Form 8-K filed since its most recent Annual Report on Form 10-K.

          4. The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any Prospectus Supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        THE COMPANY WILL PROVIDE UPON REQUEST AND WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, BANK OF BOSTON, P.O. BOX 2016, 01-16-10, BOSTON, MASSACHUSETTS 02106-2016. TELEPHONE REQUESTS MAY BE DIRECTED TO INVESTOR RELATIONS AT (617) 434-7858.

                                  THE COMPANY

        The Company is a registered bank holding company, organized in 1970 under Massachusetts law, which, through its subsidiaries, is engaged in providing a wide variety of retail, corporate and international financial services to individuals, corporate and institutional customers, governments, and other financial institutions. These services include retail banking, consumer finance, private banking, trust, mortgage origination and servicing, domestic corporate and investment banking, leasing, international banking, commercial real estate lending, correspondent banking, and securities and payments processing. The Company's principal subsidiary is The First National Bank of Boston (the "Bank"), a national banking association. Other major banking subsidiaries of the Company are Bank of Boston Connecticut ("BKB Connecticut") and Rhode Island Hospital Trust National Bank ("Hospital Trust"). As of December 31, 1994, approximately 77% of the Company's total loan volume consisted of domestic loans and leases, with the balance overseas. The Company's banking subsidiaries maintain 272 branches in Massachusetts, Rhode Island and Connecticut. The Company, through its subsidiaries, has a presence in 31 states of the United States and in 23 foreign countries. As of December 31, 1994, the Company's subsidiaries employed in the aggregate 18,355 full-time equivalent employees in their domestic and foreign operations.

        The executive office of the Company and the head office of the Bank are located at 100 Federal Street, Boston, Massachusetts 02110 (Telephone 617-434-2200).

                          SUPERVISION AND REGULATION

        The Company is subject to the supervision of, and to regular inspection by, the Federal Reserve Bank of Boston. The Company's banking subsidiaries that are organized as national banking associations are subject to regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation ("FDIC"). The Company's state chartered banking subsidiary, BKB Connecticut, is subject to regulation by the FDIC and the Connecticut Banking Department.

                             SELLING STOCKHOLDER

        The following table sets forth information with respect to the Selling
Stockholder:

         Name                     Number of Shares
         ---                     Owned Prior to Sale           Shares to Be Sold
                                 -------------------           -----------------
 Banc One Capital Partners II,
   Limited Partnership                  126,271                      126,271





        The Shares of the Company's Common Stock owned by the Selling Stockholder were acquired on February 10, 1995 in connection with the acquisition on such date (the "Acquisition Date") by the Company of Ganis Credit Corporation ("Ganis"). In connection with the acquisition, Banc One Capital Partners II, Limited Partnership ("Banc One") exercised its rights under a warrant, which had been previously issued by Ganis to Banc One on September 1, 1993. Upon the exercise of the Warrant, Banc One became the holder of 3,409 shares of Class A voting common stock, par value $5.00 per share, of Ganis (the "Ganis Common Stock"). Upon the consummation of the Company's acquisition of Ganis, which occurred essentially simultaneously with Banc One's exercise of the Warrant, the shares of Ganis Common Stock then held by Banc One were converted into and became exchangeable for 88,269 shares of the Company's Common Stock. In addition to the shares of the Company's Common Stock received upon the consummation of the Company's acquisition of Ganis, Banc One also received on the Acquisition Date 38,002 additional shares of the Company's Common Stock in consideration of Banc One's agreement to relinquish certain rights to receive future payments to be made by the Company to the then former stockholders of Ganis. In connection with Banc One's relinquishment of such rights, the Company also agreed to use all reasonable efforts to cause all of the shares of the Company's Common Stock received by Banc One on the Acquisition Date, which totals 126,271 shares, to become effectively registered under the Securities Act, in order to facilitate Banc One's resale of such shares. (See "Registration Rights.")

                              PLAN OF DISTRIBUTION

        The Selling Stockholder has not advised the Company of any specific plans for the distribution of the Shares offered hereby, but it is anticipated that the Shares will be sold at prices and on terms then available in brokers' transactions, negotiated transactions or otherwise. The Company will not receive any of the proceeds from the offering.

        Dealers or brokers participating in such transactions may act as agent for the Selling Stockholder, or may purchase the Shares offered hereby from the Selling Stockholder as principal and resell such Shares from time to time in or through transactions or distributions at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholder and dealers or brokers who participate in the sale or distribution of such Shares may be deemed to be "underwriters" as defined in the Securities Act. Any distributors' or sellers' commissions paid or allowed to any such participating dealers or brokers, and, if any such dealers or brokers purchase shares as principal, any distributors' or sellers' commissions or profits received on the resale of such Shares, may be deemed to be discounts and commissions under the Securities Act. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

                             REGISTRATION RIGHTS

        The Selling Stockholder is entitled to certain rights with respect to the registration of its Shares under the Securities Act. The Company has agreed to prepare and file a registration statement under the Securities Act at its expense covering all of the Selling Stockholder's shares, and the Company is required to use all reasonable efforts to effect such registration. All expenses of such registration other than selling expenses, will be borne by the Company.

                          DESCRIPTION OF COMMON STOCK

GENERAL

        The Company's Common Stock as of February 6, 1995 consisted of 200,000,000 authorized shares, par value $2.25 per share, of which there were 106,452,669 shares outstanding. The Common Stock is traded on the NYSE and the BSE. The transfer agent and registrar for the Common Stock is the Bank.

        Shares of Common Stock may be issued from time to time, in such amounts and proportion and for such consideration as may be fixed by the Board of Directors of the Company. No holder of Common Stock has any preemptive or preferential rights to purchase or to subscribe for any shares of capital stock or other securities which may be issued by the Company. The Common Stock has no redemption or sinking fund provisions applicable thereto. The Common Stock does not have any conversion rights.

        The Company issues authorized but unissued shares of its Common Stock in connection with several employee benefit and stock option and incentive plans maintained by the Company or its subsidiaries, and the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan. In addition,
holders of the Company's 7 3/4%   Convertible Subordinated Debentures Due 2011
(the "Debentures") are entitled to convert their Debentures into Common Stock at any time on or before June 15, 2011, unless previously redeemed, at a conversion price of $23.42 per share, subject to adjustment in certain events. As of February 6, 1995, approximately $94 million in principal amount of the Debentures was outstanding. The Debentures are redeemable at the option of the Company, in whole or in part, at 100.78% of the principal amount plus accrued interest until December 15, 1995, and thereafter, at 100% of the principal amount plus accrued interest.

        The shares of the Common Stock are fully paid and non-assessable.
Section 45 of Chapter 156B of the Massachusetts General Laws provides that stockholders to whom a corporation makes any distribution, whether by way of dividend, repurchase or redemption of stock or otherwise (other than a distribution of stock of the corporation) if the corporation is, or is thereby rendered, insolvent shall be liable to the corporation for the amount of such distribution made, or for the amount of such distribution which exceeds that which could have been made without rendering the corporation insolvent, but in either event, only to the extent of the amount paid or distributed to such stockholders, respectively.

LIQUIDATION

        In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Common Stock are entitled to receive, on a share for share basis, any assets or funds of the Company which are distributable to its holders of Common Stock upon such events, subject to the prior rights of creditors of the Company and holders of the Company's outstanding preferred stock.

VOTING

        Holders of Common Stock are entitled to one vote for each share on all matters voted upon by the stockholders. The shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company.

DIVIDENDS

        When, as and if dividends, payable in cash, stock or other property, are declared by the Board of Directors of the Company out of funds legally available therefor, the holders of Common Stock are entitled to share equally, share for share, in such dividends. The payment of dividends on the Common Stock is subject to the prior payment of dividends on the Company's preferred stock.

STOCKHOLDER RIGHTS PLAN

        On June 28, 1990, the Board of Directors of the Company adopted a stockholder rights plan providing for a dividend of one Preferred Stock Purchase Right for each outstanding share of Common Stock of the Company (the "Rights"). The dividend was distributed on July 12, 1990 to stockholders of record on that date. Holders of shares of Common Stock issued subsequent to that date receive the Rights with their shares. The Rights trade automatically with shares of Common Stock and become exercisable only under certain circumstances as described below. The Rights are designed to protect the interests of the Company and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirers to negotiate with the Company's Board of Directors prior to attempting a takeover and to provide the Board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the Board of Directors.

        Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of the Company including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Right will entitle the holder thereof to purchase from the Company a unit equal to one one-thousandth of a share of the Company's Junior Participating Preferred Stock, Series D at a purchase price of $50 per unit, subject to adjustment. In general the Rights will become exercisable upon the earlier of (i) ten days following a public announcement by the Company that a person or group has acquired beneficial ownership of 15% or more of the Company's Common Stock or voting securities representing 15% or more of the total voting power of the Company (the "Stock Acquisition Date") or (ii) ten business days (or such later date as the Board of Directors may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the Company's outstanding Common Stock or voting securities representing 15% or more of the total voting power of the Company.

        Generally, in the event that a person or group becomes the beneficial owner of 15% or more of the Company's outstanding Common Stock or voting securities representing 15% or more of the total voting power of the Company (other than pursuant to an offer for all outstanding shares of Common Stock and other voting securities which the Board of Directors determines to be fair to stockholders and otherwise in the best interests of the Company) (a "Flip-In Event"), each Right, other than Rights owned by the acquiror, will thereafter entitle the holder to receive, upon exercise of the Right, Common Stock having a value equal to two times the exercise price of the Right. In addition, at any time after a Flip-In Event, the Board of Directors may exchange the then exercisable Rights (other than Rights held by the acquiror) for Common Stock at an exchange ratio of one share of Common Stock for each Right. In the event that, at any time after the Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction or more than 50% of the Company's assets, cash flow or earning power is sold or transferred, each Right, other than Rights owned by the acquiror, will thereafter entitle the holder thereof to receive, upon the exercise of the Right, common stock of the acquiror having a value equal to two times the exercise price of the Right.

        The Rights are redeemable by the Company at $.0l per Right at any time prior to ten days after the Stock Acquisition Date (which period may be extended at any time while the Rights are still redeemable). The Rights will expire at the close of business on July 12, 2000, unless earlier redeemed or exchanged.

        The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by the description of the Rights contained in the Rights Agreement, dated as of June 28, 1990, between the Company and the Bank, as Rights agent, which is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated July 2, 1990.

                                LEGAL OPINION

        The validity of the Common Stock offered hereby will be passed upon for the Company by Gary A. Spiess, General Counsel of the Company. As of February 13, 1995, Mr. Spiess had a direct or indirect interest in 27,710 shares of the Company's Common Stock and had options to purchase an additional 62,151 shares, of which options to purchase 55,225 shares will be exercisable within 60 days after February 13, 1995.

                                    EXPERTS

        The financial statements contained in and incorporated by reference into the Company's Annual Report on Form 10-K for its most recent fiscal year, have been incorporated herein by reference in reliance upon the report, set forth therein of Coopers & Lybrand, independent accountants, and upon the authority of said firm as experts in accounting and auditing. The report, referred to above, includes an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions;" SFAS No. 109, "Accounting for Income Taxes;" the change in its method of accounting for purchased mortgage servicing rights, effective January 1, 1993; and its adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993.

No dealer, salesperson or other individual has been authorized to give any information or any representations not contained in this Prospectus or any Prospectus Supplement in connection with the offering covered by this Prospectus or any Prospectus Supplement. If given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholder or the Underwriters, if any. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

 ---------------------------------------------------------------------------

                              TABLE OF CONTENTS
                                                                     Page
Available Information ..............................................   2
Incorporation of Certain Documents by Reference ....................   2
The Company ........................................................   3
Selling Stockholder ................................................   3
Plan of Distribution ...............................................   4
Description of Common Stock ........................................   4
Legal Opinion ......................................................   6
Experts ............................................................   6



                                126,271 SHARES


                                    [LOGO]


                                BANK OF BOSTON
                                 CORPORATION

                                 Common Stock
                         (par value $2.25 per share)




                              ------------------
                                  PROSPECTUS
                              ------------------










                                             , 1995


- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

                                   PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following is an itemized listing of the estimated expenses to be paid by the Registrant in connection with the issuance and sale of the Common Stock being registered:

         SEC registration fee..............           $1,296
         Printing and engraving expenses...              700
         Accountants' fees and expenses....            5,000
         Blue sky fees and expenses........              500
         Miscellaneous.....................              104
                                                      ------
               Total.......................           $7,600
                                                      ======

All the above amounts except the SEC registration fee are estimated.

ITEM  15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        The Registrant's By-laws provide indemnity to the Registrant's Directors and Officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Registrant, brought against such person in such capacity. Under Massachusetts law and the Bylaws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. The By-laws also provide that, with respect to any matter disposed of by a compromise payment by such Director or Officer pursuant to a consent decree or otherwise, no indemnification shall be provided unless such compromise shall be ordered by a court or shall be approved as being in the best interest of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the Directors then in office or (b) by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person does not appear not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors. Under Massachusetts law, a court may uphold indemnification in connection with a suit in which there is a recovery by or in the right of a corporation.

        The By-laws also provide for indemnification for all other directors and officers of the Registrant's wholly owned subsidiaries to the extent authorized by the Board of Directors on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification. Directors and officers of other subsidiaries and employees and agents of the Registrant and any subsidiaries may be indemnified as determined by the Board from time to time.

ITEM 16.  EXHIBITS.

        The following exhibits are filed as part of this Registration
Statement:

4 Rights Agreement, dated as of June 28, 1990, between the Corporation and FNBB, as Rights Agent, and the description of the Rights, incorporated herein by reference to the Corporation's registration statement on Form 8-A relating to the Rights and to
        Exhibit 1 of such registration statement (File No. 1-6522).

5       Opinion of Gary A. Spiess.

23(a)   Consent of Coopers & Lybrand.

23(b)   Consent of Gary A. Spiess (contained in Exhibit 5).

24      Power of Attorney (see page II-3).

ITEM 17.   UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 13(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement that includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, and Commonwealth of Massachusetts, on the 15th day of February, 1995.

                                                      BANK OF BOSTON CORPORATION


                                                      By /s/ Ira Stepanian
                                                         ----------------------
                                                             (Ira Stepanian)
                                                       (Chief Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint Ira Stepanian, Charles K. Gifford, William
J. Shea, Bradford H. Warner, Robert T. Jefferson and Gary A. Spiess, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant, any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

       SIGNATURE                        TITLE                                     DATE
       ---------                        -----                                     ----
                                 Chairman of the Board of Directors,
                                 Chief Executive Officer
 /s/   IRA STEPANIAN             and Director                               February 15, 1995
- ----------------------------     (Chief Executive Officer)
      (Ira Stepanian)

                                 President,
                                 Chief Operating Officer
 /s/   CHARLES K. GIFFORD        and Director                               February 15, 1995
- ----------------------------
      (Charles K. Gifford)

                                 Vice Chairman,
                                 Chief Financial Officer
 /s/   WILLIAM J. SHEA           and Treasurer                              February 15, 1995
- ----------------------------     (Chief Financial Officer)
      (William J. Shea)


 /s/   ROBERT T. JEFFERSON               Comptroller                        February 15, 1995
- ----------------------------     (Chief Accounting Officer)
      (Robert T. Jefferson)

        SIGNATURE                       TITLE                                     DATE
        ---------                       -----                                     ----
 /s/    WAYNE A. BUDD                 Director                              February 15, 1995
     --------------------------
       (Wayne A. Budd)


 /s/    WILLIAM F. CONNELL            Director                              February 15, 1995
     --------------------------
       (William F. Connell)


/s/     GARY L. COUNTRYMAN            Director                              February 15, 1995
     --------------------------
       (Gary L. Countryman)


                                      Director
     --------------------------
       (Alice F. Emerson)


/s/     THOMAS J. MAY                 Director                              February 15, 1995
     --------------------------
       (Thomas J. May)


                                      Director
     --------------------------
       (Donald F. McHenry)


/s/     J. DONALD MONAN               Director                              February 15, 1995
     --------------------------
       (J. Donald Monan)


/s/     PAUL C. O'BRIEN               Director                              February 15, 1995
     --------------------------
       (Paul C. O'Brien)

                                      Director
     --------------------------
         (John W. Rowe)

                                      Director
     --------------------------
         (Richard A. Smith)

/s/     WILLIAM C. VAN FAASEN         Director                              February 15, 1995
     --------------------------
       (William C. Van Faasen)


                                      Director
     --------------------------
       (Thomas B. Wheeler)


/s/     ALFRED M. ZEIEN               Director                              February 15, 1995
     --------------------------
       (Alfred M. Zeien)